UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: June 1, 2013

(Date of earliest event reported)

Gas Natural Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-34585	27-3003768
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 First Avenue South, Great Falls, Montana	59401
(Address of principal executive offices)	(Zip Code)

(406) 791-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The disclosure under Item 8.01 of this current report on Form 8-K is also responsive to Item 1.01 and is incorporated in this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

The disclosure under Item 8.01 of this current report on Form 8-K is also responsive to item 2.01 and is incorporated in this Item 2.01 by reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure under Item 8.01 of this current report on Form 8-K is also responsive to Item 3.02 and is incorporated in this Item 3.02 by reference.

Item 8.01	Other Events

Acquisition of Assets of John D. Marketing

On June 1, 2013, Gas Natural Inc. (“Gas Natural”, “we” or “our”) completed the acquisition of substantially all of the assets of John D. Oil and Gas Marketing Company, LLC, an Ohio limited liability company engaged in the marketing of natural gas (“John D. Marketing”).

As previously reported on our Form 8-K filed with the SEC on August 20, 2012, Gas Natural and a newly formed, wholly-owned Ohio subsidiary of Gas Natural, Gas Natural Resources LLC, entered into an Asset Purchase Agreement on August 15, 2012 (the “Purchase Agreement”), with John D. Marketing and Richard M. Osborne, as trustee of the Richard M. Osborne Trust dated February 24, 2012 (the “Trust”). The Trust, of which Mr. Osborne is the sole trustee, is the majority owner of John D. Marketing and Mr. Osborne is also the Chairman of the Board and Chief Executive Officer of Gas Natural.

Pursuant to the terms of the Purchase Agreement, the consummation of the transaction depended upon the satisfaction or waiver of a number of certain customary closing conditions, the receipt of regulatory approvals and the consent of certain of Gas Natural’s lenders. In addition, the transaction was subject to the approval of Gas Natural’s shareholders, and the receipt of a fairness opinion by an independent investment banking firm. All of these conditions were satisfied and the acquisition was completed on June 1, 2013.

In accordance with the Purchase Agreement, Gas Natural paid to John D. Marketing the sum of $2,875,000 at closing, paid by the issuance of 256,926 shares of Gas Natural’s common stock at a price of $11.19 per share. There were no underwriting discounts or commissions in connection with the issuance, as no underwriters were used to facilitate the acquisition. The shares were not registered under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemption from registration provided by Section 4(2) of the Act. In addition, the Purchase Agreement provides for contingent “earn-out” payments for a period of five years after the closing of the transaction if John D. Marketing achieves an annual EBITDA target in the amount of $810,432, which is John D. Marketing’s EBITDA for the year ended December 31, 2011. If John D. Marketing’s actual EBITDA for a certain year is less than the target EBITDA, then no earn-out payment will be due and payable for that particular earn-out period. The earn-out payments, if any, will be paid in validly issued, fully paid and non-assessable shares of Gas Natural’s common stock. The share price to be used to determine the number of shares to be issued for any earn-out payment will be the average closing price of Gas Natural’s common stock for the 20 trading days preceding issuance of Gas Natural’s common stock for such earn-out payment.

Related Party Transactions

John D. Marketing is a party to various agreements with entities owned or controlled by Mr. Osborne. Upon closing of our acquisition of the assets of John D. Marketing, these agreements were assigned to Gas Natural Resources LLC. These agreements have been reviewed and approved by the independent members of our board of directors. We believe that the terms of the related party agreements described below are at least as favorable as those which could have been obtained from unrelated parties. These affiliate agreements are as follows:

•

Three Transportation Service Agreements between John D. Marketing and Cobra Pipeline Co., Ltd., an entity owned by the Trust, each dated January 30, 2008, for the transportation and re-delivery of natural gas in the Churchtown, Holmesville and North Trumbull areas. These agreements became effective on February 6, 2008, and automatically renew on a year-to-year basis unless terminated by either party with a written notice received before January 2 of the preceding year. Cobra Pipeline Co., Ltd. charges tariff rates for its services under these agreements. Payments made by John D. Marketing under these agreements totaled $353,418 in 2012.

•

A Transportation Service Agreement between John D. Marketing and Orwell-Trumbull Pipeline Co., LLC, another entity owned by the Trust, dated January 15, 2009 for the transportation and re-delivery of natural gas. This agreement became effective on February 6, 2009, and has a six year initial term with the possibility for year-to-year automatic renewals thereafter. The agreement may be terminated by either party with a written notice received before January 2 of the preceding year. Payments made by John D. Marketing under this agreement totaled $103,921 in 2012.

•

Five Base Contracts for the Sale and Purchase of Natural Gas, each dated April 1, 2011, between John D. Marketing and each of OsAir Inc., John D. Resources, LLC, Mentor Energy and Resources Company, John D. Oil and Gas Company, and Great Plains Exploration, Ltd., which are companies owned or controlled by Mr. Osborne. John D. Marketing purchases gas supplies from each of these entities pursuant to the agreements above. These agreements will last indefinitely until terminated by either party upon 30 days’ written notice. Payments made by John D. Marketing under these agreements totaled $402,942 in 2012.

•

A Base Contract for the Sale and Purchase of Natural Gas between John D. Marketing and Cobra Pipeline Co., Ltd., dated April 1, 2010, pursuant to which John D. Marketing sells gas supplies to Cobra. This agreement will last indefinitely until terminated by either party upon 30 days’ written notice. Invoices sent by John D. Marketing to Cobra under this agreement totaled $205,744 in 2012.

The foregoing descriptions of the related party agreements are not complete and are qualified in their entirety by the full and complete terms of such agreements, which are incorporated herein by reference, and are attached as Exhibits to this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Transportation Service Agreement for the Churchtown System dated January 30, 2008, between John D. Oil and Gas Marketing Company, LLC and Cobra Pipeline Co., Ltd.

10.2	Transportation Service Agreement for the Holmesville System dated January 30, 2008, between John D. Oil and Gas Marketing Company, LLC and Cobra Pipeline Co., Ltd.

10.3	Transportation Service Agreement for the North Trumbull System dated January 30, 2008, between John D. Oil and Gas Marketing Company, LLC and Cobra Pipeline Co., Ltd.

10.4	Transportation Service Agreement dated January 15, 2009, between John D. Oil and Gas Marketing Company, LLC and Orwell-Trumbull Pipeline Co., LLC.

10.5	Base Contract for Sale and Purchase of Natural Gas dated April 1, 2011, between John D. Oil and Gas Marketing Company, LLC and Great Plains Exploration Ltd.

10.6	Base Contract for Sale and Purchase of Natural Gas dated April 1, 2010, between John D. Oil and Gas Marketing Company, LLC and Cobra Pipeline Co., Ltd.

10.7	Base Contract for Sale and Purchase of Natural Gas dated April 1, 2011, between John D. Oil and Gas Marketing Company, LLC and OsAir Inc.

10.8	Base Contract for Sale and Purchase of Natural Gas dated April 1, 2011, between John D. Oil and Gas Marketing Company, LLC and John D. Resources, LLC.

10.9	Base Contract for Sale and Purchase of Natural Gas dated April 1, 2011, between John D. Oil and Gas Marketing Company, LLC and Mentor Energy and Resources Company.

10.10	Base Contract for Sale and Purchase of Natural Gas dated April 1, 2011, between John D. Oil and Gas Marketing Company, LLC and John D. Oil and Gas Company.

99.1	Press Release dated June 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gas Natural Inc.

By:	/s/ Thomas J. Smith
Name:	Thomas J. Smith
Title:	Chief Financial Officer

Dated: June 6, 2013